Exhibit 4.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), is dated as of October 27, 2015, by and between FRESH HEALTHY VENDING INTERNATIONAL, INC., a Nevada corporation (the “Debtor”), and SOCIALLY RESPONSIBLE BRANDS INC, a Nevada corporation, (“Secured Party”).  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

WHEREAS, the Debtor desires to borrow funds and obtain financial accommodations from the Secured Party pursuant to that certain Secured Promissory Note issued to Secured Party as of the date hereof evidencing an indebtedness in the original principal amount of $250,000 (“Note 1”) and that certain Secured Promissory Note issued to Secured Party as of the date hereof evidencing an indebtedness in the original principal amount of $250,000 (“Note 2” and together with Note 1, collectively and individually referred to herein as the “Note”); and

WHEREAS, the Debtor has agreed to secure all of its obligations under the Note (the “Obligations”) by granting to Secured Party a lien upon the Collateral (as defined below), pursuant to the terms hereof.

WHEREAS, the Secured Party is also party to that certain Subordination Agreement of even date herewith (the “Subordination Agreement”).

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Note.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Debtor and Secured Party hereby agree as follows:

1.      Security for the Obligations.  As security for the payment and performance of the Obligations, the Debtor does hereby pledge, assign, transfer, deliver and grant to Secured Party, a continuing and unconditional first priority security interest in and to “all assets” and “all personal property” of Debtor, as permitted by NRS 104.9504, including, without limitation, a continuing and unconditional first priority security interest in and to Debtor’s fifty (50) corporate-owned micro markets, and a continuing and unconditional first priority security interest in and to the Debtor’s franchise royalties pursuant to the Debtor’s agreements with its franchisees (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”).

2.      Possession and Transfer of Collateral. Until an Event of Default has occurred, the Debtor shall be entitled to possession and use of the Collateral. The cancellation or surrender of any promissory note evidencing any Obligation, upon payment or otherwise, shall not affect the right of Secured Party to retain the Collateral for any other of the Obligations, except upon payment in full of the Obligations. Debtor shall not sell, assign (by operation of law or otherwise), license, lease, pledge, or otherwise dispose of, or grant any option with respect to any of the Collateral.

3.      Financing Statements. The Debtor authorizes Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, free and clear of all liens and claims and rights of third parties whatsoever (collectively, “Liens”). The Debtor shall make appropriate entries on its books and records disclosing the security interests of Secured Party in the Collateral. The Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and the Debtor authorizes Secured Party to file this Security Agreement as a financing statement in any jurisdiction, and/or file any other financing statements perfecting a security interest in the Collateral.

4.      Preservation of the Collateral. The Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Debtor and Secured Party in the applicable Collateral against prior or third parties.

5.      Other Actions as to any and all Collateral. The Debtor further agrees to take any other reasonable action to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in any and all of the Collateral, including, without limitation: (i) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of Secured Party in such Collateral; (ii) complying with any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after the date hereof if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral; (iii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after the date hereof; (iv) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to Secured Party which affect any material portion of the Collateral as soon as possible but not more than forty-five (45) days after the date hereof; and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. The Debtor further agrees to indemnify, defend, and hold Secured Party harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral, except to the extent resulting from the gross negligence or willful misconduct of Secured Party or its Affiliates.  Without limiting any of the foregoing: (i) within ten (10) days after the date hereof, Debtor shall provide to Secured Party a guest ID and password for Debtor’s banking information and account(s); and (ii) Debtor shall provide monthly updated lists of its franchisees, combo vending machines sold and delivered, and Micro Markets sold and delivered.

6.      Collateral in the Possession of a Warehouseman or Bailee. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, the Debtor shall promptly notify Secured Party thereof, and, as soon as possible, but not more than forty-five (45) days later, shall obtain a Collateral Access Agreement in form and substance reasonably satisfactory to Secured Party from such warehouseman or bailee.

7.      Debtor Representations and Warranties.  The Debtor hereby represents and warrants to and agrees with Secured Party that:

a.              Debtor Organization and Name. The Debtor is a corporation or other legally recognized form of entity, as applicable, duly organized, existing and in good standing under the laws of its State or country of organization, with full and adequate power to carry on and conduct its business as presently conducted. The Debtor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of the Debtor is as set forth in the first paragraph of this Security Agreement, and no Debtor currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name.

b.              Authorization. The Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation, by-laws, operating agreement or other governing documents, as applicable, of the Debtor. All necessary and appropriate action has been taken on the part of the Debtor to authorize the execution and delivery of this Security Agreement.

c.              Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

d.              Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by the Debtor in connection herewith, do not and will not: (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person, including, without limitation, federal and state securities laws (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with: (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; (ii) the articles of incorporation, bylaws, operating agreement, or other organic or governance document applicable to the Debtor; or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Debtor or any of its properties or assets including, without limitation, any franchise agreement; or (c) require, or result in, the creation or imposition of any Lien on any asset of any Debtor, other than Liens in favor of Secured Party created pursuant to this Security Agreement.

e.              Ownership of Collateral; Liens. The Debtor is the sole owner of all the Collateral applicable to the Debtor, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and other intellectual property rights).

   f.             Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which: (i) would have a material adverse effect upon Debtor; or (ii) would constitute an Event of Default.

g.              Security Interest. This Security Agreement creates a valid security interest in favor of Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, shall constitute a valid, perfected, first-priority security interest in such Collateral.

h.              Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by any Debtor to Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Debtor to Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made.

8.      Remedies.  Upon the occurrence of any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement or any other Event of Default, Secured Party shall have all rights, powers and remedies set forth in this Security Agreement and the Note or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option upon the occurrence of an Event of Default, declare all Obligations to be immediately due and payable, all without demand, notice or further action of any kind required on the part of Secured Party. The Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Secured Party’s rights under this Security Agreement and the Note, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Note to the contrary. In addition to the foregoing:

a.              Possession and Assembly of Collateral. Secured Party may, without notice, demand or the initiation of legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Debtors’ premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Secured Party shall have the right to store and conduct a sale of the same in any of Debtor’s premises without cost to Secured Party. At Secured Party’s request, the Debtor will, at the Debtor’s sole expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and Debtor.

b.              Sale of Collateral. Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale. The Debtor acknowledges that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtors. The Debtor shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition. The Debtor hereby confirms, approves and ratifies all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral. The Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate. The Debtor expressly absolves Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

c.              Standards for Exercising Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party: (i) to incur expenses deemed necessary by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as Debtors, for expressions of interest in acquiring all or any portion of the Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, including any warranties of title; (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtors or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

d.              UCC and Offset Rights. Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees and costs, and in such order of application as Secured Party may, from time to time, elect, any indebtedness of Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Secured Party. The Debtor, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Secured Party to any Obligor.

9.      Additional Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right and power to:

a.              instruct Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any customers, to make payment directly to Secured Party of any amounts due or to become due thereunder, or Secured Party may directly notify such obligors of the security interest of Secured Party, and/or of the assignment to Secured Party of the Collateral and direct such obligors to make payment to Secured Party of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

b.              enforce collection of any of the Collateral, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

c.              take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

d.              extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

e.              grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

f.              make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Secured Party as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Debtors hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Secured Party’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Debtors, any guarantor or other Person liable to Secured Party for the Obligations; and

g.              at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or Secured Party’s rights hereunder, under the Obligations.

The Debtor hereby ratifies and confirms whatever Secured Party may do with respect to the Collateral and agrees that Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

10.      Attorney-in-Fact. The Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and any officer of Secured Party or any Person designated by Secured Party for that purpose) as the Debtor’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Debtor’s name, place and stead, with full power of substitution, to: (i) take such actions as are permitted in this Security Agreement; (ii) execute such financing statements and other documents and to do such other acts as Secured Party may require to perfect and preserve Secured Party’s security interest in, and to enforce such interests in the Collateral; and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, or through law or equity. The Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

11.      No Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

12.      No Waiver. No Event of Default shall be waived by Secured Party except in writing. No failure or delay on the part of Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Secured Party to exercise any remedy available to Secured Party in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Debtor agrees that in the event that the Debtor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Secured Party, no remedy of law will provide adequate relief to Secured Party, and further agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

13.      Application of Proceeds. Secured Party will, within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Debtors. Any proceeds of any disposition by Secured Party of all or any part of the Collateral may be first applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the Collateral, including reasonable attorneys’ fees and legal expenses and costs.

14.      Miscellaneous.

a.              Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth in the preamble paragraph hereto or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

b.              Entire Agreement.  The Loan Documents and the Other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.  Neither the Debtor nor Secured Party has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

c.              Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

d.              Law Governing this Agreement.  This Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

WAIVER OF DEFENSES. EACH DEBTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT. PROVIDED SECURED PARTY ACTS IN A COMMERCIALLY REASONABLE MANNER, EACH DEBTOR RATIFIES AND CONFIRMS WHATEVER SECURED PARTY MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTORS.

MANDATORY FORUM SELECTION.  TO INDUCE SECURED PARTY TO MAKE CERTAIN FINANCIAL ACCOMMODATIONS TO DEBTORS, EACH DEBTOR IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN CLARK COUNTY, NEVADA.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEVADA LAW. EACH DEBTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH DEBTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO A DEBTOR, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

WAIVER OF JURY TRIAL. EACH DEBTOR AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND ANY DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTORS.

e.              Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

f.              Counsel; Ambiguities.  Each party and its counsel have participated fully in the review and revision of this Agreement and the other Transaction Documents.  The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement or the other Transaction Documents. The language in this Agreement and the other Transaction Documents shall be interpreted as to its fair meaning and not strictly for or against any party.

g.              Captions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

h.              Costs, Fees and Expenses. Debtors shall pay or reimburse Secured Party for all reasonable costs, fees and expenses incurred by Secured Party or for which Secured Party becomes obligated in connection with the enforcement of this Security Agreement, including search fees, costs and expenses and attorneys’ fees, costs and time charges of counsel to Secured Party and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, Debtors shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement to be delivered hereunder, and agrees to save and hold Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Debtors to Secured Party pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Debtors to Secured Party on demand. If at any time or times hereafter Secured Party: (a) employs counsel for advice or other representation: (i) with respect to this Security Agreement; (ii) to represent Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Secured Party, any Debtor, or any other Person) in any way or respect relating to this Security Agreement; or (iii) to enforce any rights of Secured Party against any Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Secured Party’s rights or remedies under this Security Agreement, the costs and expenses incurred by Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Debtors to Secured Party on demand.

i.         Termination. This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Upon termination of this Security Agreement, Secured Party shall also deliver to Debtors (at the sole expense of Debtors) such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Debtors to effect the termination and release of the Liens and security interests in favor of Secured Party affecting the Collateral, provided, however, to the extent any such terminations or releases require Secured Party to expend any sums in terminating or releasing any such Liens, Secured Party may refrain from terminating or releasing such Liens unless and until Debtors pay to Secured Party the estimated cost, as reasonably determined by Secured Party, of effectuating such terminations or releases.

j.         Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Debtor for liquidation or reorganization, should any Debtor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Debtor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on and as of the date set forth above.

DEBTOR: FRESH HEALTHY VENDING INTERNATIONAL, INC., a Nevada corporation
By: /s/ Nicholas Yates
Name: Nicholas Yates
Title: Chairman
Address: 2620 Financial Court, Suite 100, San Diego, CA 92117
Entity No.: E0328562011-8

SECURED PARTY: SOCIALLY RESPONSIBLE BRANDS INC., a Nevada corporation
By: /s/ Nicholas Yates
Name: Nicholas Yates
Title: Shareholder

[Signature Page to Fresh Healthy Vending International, Inc.  Security Agreement]

12